                                                                    EXHIBIT 99.3




                 SECOND AMENDMENT TO LEASE AND PAYMENT AGREEMENT


         THIS SECOND AMENDMENT TO LEASE AND PAYMENT AGREEMENT ("Second Amendment") is made as of December 3, 2001 ("Execution Date"), by and between BAKER HAMILTON PROPERTIES, LLC, a California limited liability company ("Landlord"), and ORGANIC, INC., a Delaware corporation ("Tenant").

                                    RECITALS:

         A. Landlord and Tenant are parties to that certain lease dated November 8, 1999 relating to certain premises as more particularly described in the lease (the "Premises"), which lease, as modified by that First Amendment to Lease and Payment Agreement dated as of March 20, 2001 (the "First Amendment"), is hereinafter referred to as the "Lease".

         B. The Lease covers certain premises in the building located at 601 Townsend Street, San Francisco, California (the "Building"), all as more particularly described in the Lease (the "Premises").

         C. As a result of, among other factors, the September 11, 2001 calamity and the resulting impact on its business and operations, Tenant has requested Landlord to terminate the Lease with respect to a portion of the Premises comprising the entire third floor of the Building and the entire first floor of the Building (the "Termination Space"), subject to the terms and conditions of this Second Amendment. The Lease shall not be terminated with respect to the existing portion of the second floor (the "Existing Premises").

         D. Landlord and Tenant have agreed to incorporate a portion of the second floor comprising 34,501 rentable square feet into the Existing Premises (the "Second Floor Premises") as more particularly depicted on Exhibit A, attached hereto and made a part hereof such that the Premises shall be comprised of the entire second floor of the Building, subject to the terms of this Second Amendment.

         E. Fremont Investment & Loan ("Lender"), Landlord's lender, has approved this Second Amendment, including amending the Nondisturbance Agreement as provided in Section 23 of this Second Amendment.

         F. Tenant has agreed to make certain payments incurred in connection with the Termination Space, subject to the terms and conditions of this Second Amendment.

         G. Tenant agrees that the present value of the rents and other sums payable under the Lease with respect to the Termination Space less the reasonable rental value of the Termination Space for the period from the Effective Date through the Expiration Date exceeds the Termination Fee (as defined in Section 5) to be paid by Tenant under this Second Amendment and that the Termination Fee is less than the amount of damages which Landlord would be entitled to receive with respect to the Termination Space if such damages were determined in accordance with California Civil Code Section 1951.2 ("Landlord's Damages").


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         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Defined Terms. Capitalized terms used in this Second Amendment shall have the same meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.

         2. Effective Date.

                  (a) Promptly after execution and delivery of this Second Amendment by Landlord and Tenant, Tenant will make the payments and Landlord and Tenant will take the other actions specified in Section 5 hereof. Landlord shall confirm its receipt of such payments and the parties shall verify that such actions have been so taken at an in-person or telephonic meeting of representatives of the parties (the "Closing") to be held as promptly as practicable but in no event more than three business days after the date hereof. If the Closing occurs, without further action, the Lease will be deemed amended effective as of November 1, 2001 (the "Effective Date"). If the Closing does not occur, this Second Amendment shall be null and void and of no force and effect without liability by any party hereunder to any other party.

                  (b) Tenant agrees to execute an Estoppel Certificate in substantially the form and content of the Estoppel Certificate executed in connection with the First Amendment promptly after request by Landlord.

         3. Termination Space.

                  (a) As of the Effective Date, the Lease, with respect to the Termination Space only, shall terminate and the term of the Lease shall expire with the same force and effect as if the term of the Lease was, by the provisions thereof, fixed to expire on the Effective Date, but only with respect to the Termination Space.

                  (b) Notwithstanding anything to the contrary contained in
Article 12 of the Lease or elsewhere in the Lease, except as expressly set forth in Section 8 to the contrary, Landlord agrees to accept surrender of the Termination Space in its existing "as is" condition as of the Execution Date, subject to casualty damage occurring after the Execution Date; provided, however, that in the event of such casualty damage Tenant agrees to assign or pay to Landlord any insurance proceeds relating to Tenant Additions in the Termination Space. In no event shall Tenant be required to remove any Tenant Additions therefrom.

                  (c) As of the Effective Date, Landlord and Tenant hereby release and discharge each other from any and all claims with respect to the payment of Monthly Base Rent and Additional Rent with respect to the Termination Space with respect to all payments made and obligations arising or accruing prior to the Effective Date.

         4. Lease Modifications. Notwithstanding anything in the Lease to the contrary, effective as of the Effective Date to and including October 31, 2010 (the "Expiration Date"), the Lease is modified as follows:



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                  (a) Landlord shall deliver the Second Floor Premises to Tenant substantially in the same physical condition as the same exist on the date hereof, free of any rights of occupancy and claims of lien, other than the lien in favor of Lender, which claims of lien may impact Tenant's use and occupancy of the Second Floor Premises.

                  (b) The Rentable Area of the Premises shall be 71,498 rentable square feet, the Rentable Area of the Building shall be 210,551 rentable square feet and Tenant's Share shall equal 33.958%.

                  (c) If the Lease is not Credit Enhanced (as hereinafter defined), Monthly Base Rent and Annual Base Rent will equal, respectively, $178,745.00 per month and $2,144,940.00 per annum and such Monthly Base Rent shall be increased to $203,119.00 per month and $2,437,428.00 per annum commencing on December 1, 2006. If the Lease is Credit Enhanced, Monthly Base Rent under the Lease with respect to the Premises shall be as follows:

               PERIOD FROM/TO                MONTHLY BASE RENT
               --------------                -----------------
               Effective Date  - 10/31/02       $ 178,745.00
               11/1/02-10/31/03                 $ 119,163.00
               11/1/03-10/31/04                 $ 119,163.00
               11/1/04-10/31/05                 $ 119,163.00
               11/1/05-10/31/06                 $ 119,163.00
               11/1/06-10/31/07                 $ 135,412.00
               11/1/07-10/31/08                 $ 135,412.00
               11/1/08-10/31/09                 $ 135,412.00
               11/1/09-10/31/10                 $ 135,412.00

If the Lease is Credit Enhanced, Annual Base Rent will equal the amounts set forth in the table immediately above times 12. In addition to Monthly Base Rent, after the Effective Date, Tenant shall pay Additional Rent and parking charges in accordance with the terms of the Lease, as amended by this Second Amendment.

                  (d) Pursuant to a separate agreement (the "November 5th Agreement"), on November 6, 2001, Tenant paid $300,000.00 as a portion of the Monthly Base Rent, Additional Rent and parking charges due on November 1, 2001. Landlord shall credit Tenant with the difference between $300,000.00 and the Monthly Base Rent, Additional Rent and parking charges provided for in this Second Amendment ("Rent Credit"). The Rent Credit may be applied by Tenant to the installment of Monthly Base Rent, Additional Rent and parking charges next occurring on December 1, 2001. If the Effective Date shall not occur, the $300,000 will be applied against Tenant's obligations due under the Lease as of November 1, 2001.

                  (e) Landlord currently holds a letter of credit ("Existing Letter of Credit") in the amount of $10,000,000.00 as security for the performance of Tenant's obligations under the Lease. If the Closing occurs, Landlord (i) irrevocably waives its rights to draw in the aggregate more than $4.3 million under the Existing Letter of Credit (the "Reduced LC Amount"), and agrees that the Existing Letter of Credit will be subject to Section 4(f) below, and (ii) agrees that at or following the Closing, Tenant may cause the Existing Letter of Credit to be reduced to $4.3 million or replaced by another letter of credit on the same terms (as modified hereby) issued by a

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bank acceptable to Lender in its discretion having an office in the San
Francisco area (a "Qualified LC Issuer"), and (iii) to execute such documentation as may be reasonably requested by the issuers of the Existing Letter of Credit or Tenant to evidence the foregoing and Section 4(f) hereof. Lender hereby approves of the following banks as Qualified LC Issuers: JP Morgan
- Chase, Citibank, Bank of America, Wells Fargo Bank, Fleet Bank, Banc One, Northern Trust and First Chicago NBD.

                  (f) If the Closing occurs, Section 1.1(12) of the Lease shall be amended to read as follows:

              (12) SECURITY DEPOSIT: $4,300,000.00 Letter of Credit

         From and after October 31, 2002, provided that a monetary Default has not occurred with respect to Monthly Base Rent, the Letter of Credit shall be reduced by the amount of $179,166.67 per month until the Letter of Credit is in the amount of $2,150,000.00, after which there shall be no further reductions in the Letter of Credit until the last 12 months of the Term (during which the Letter of Credit will be further reduced by $179,166.67 for each month in which no monetary Default shall have occurred with respect to Monthly Base Rent, provided, if the Lease is Credit Enhanced, the Letter of Credit (as the same may have been reduced) will be, without further action, be returned to Tenant or otherwise reduced to zero as provided in Section 4(k) below, notwithstanding any prior Defaults.

                  (g) As of the Effective Date, without further action, Article 25 of the Lease regarding the Letter of Credit shall be modified to delete
Section 25.6 in its entirety.

                  (h) As of the Effective Date, without further action, the total number of parking spaces to which Tenant is entitled shall be reduced from 177 to 72.

                  (i) As of the Effective Date, without further action, Article 28 of the Lease regarding Signage shall be amended by deleting the entire Section except for Section 28(i), which shall remain in full force and effect.

                  (j) As of the Effective Date, without further action, Landlord releases and discharges Tenant from any and all obligations to be observed or performed by Tenant under Paragraph 9 of the First Amendment.

                  (k) If the Closing occurs, if Tenant shall deliver to Landlord
(i) evidence that an entity has for a continuous period of not less than 12 months a minimum credit rating of "A" (or its equivalent) on its senior unsecured debt and its senior unsecured bank loan ratings by Standard & Poor's and "A3" (or its equivalent) by Moody's Investors Service, Inc. (each such entity, a "Qualified Credit Enhancer"), (ii) an assignment and assumption agreement reasonably acceptable to Landlord and Landlord's lender ("Assumption Agreement") in which such Qualified Credit Enhancer expressly assumes all of Tenant's obligations under the Lease occurring after the Effective Date, (iii) a certificate signed by the corporate secretary or an assistant secretary of such Qualified Credit Enhancer to the effect that the Assumption Agreement has been duly authorized, executed and delivered by the Qualified Credit Enhancer, and
(iv) evidence or a certificate as aforesaid that such Qualified Credit Enhancer is in good

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standing in the State of California or has submitted to the jurisdiction of
California courts for purposes of enforcement of the Assumption Agreement (collectively, the "Credit Enhancement Conditions" and the satisfaction thereof, "Credit Enhanced"), then, without further action, the Monthly Base Rent and Annual Rent will be immediately reduced in accordance with Section 4(c) hereof and the requirement for a security deposit shall terminate and any cash or Letter of Credit held by Landlord as security shall be cancelled and immediately returned to Tenant. Notwithstanding the foregoing, for a period of 1 year after the Execution Date, Omnicom Group, Inc. shall be deemed a Qualified Credit Enhancer, whether or not it satisfies the credit ratings specified in clause (i) above. Notwithstanding the foregoing, if Landlord notifies Tenant that it in good faith disputes that the Credit Enhancement Conditions have been satisfied, Tenant shall promptly meet with Landlord. If the parties fail to reach agreement within 30 days, the parties agree promptly to submit such dispute (and no other dispute) to binding arbitration in San Francisco, California before a retired judge. The determination of the arbitrator on the dispute as to whether or not the Credit Enhancement Conditions have been satisfied, shall be final and binding on the parties. Pending the result of such arbitration, the Monthly Base Rent shall not be reduced and Landlord shall not be required to return any cash or Letter of Credit to Tenant pending the result of such arbitration. If the arbitrator determines that the Credit Enhancement Conditions have been satisfied, Landlord shall immediately refund to Tenant any overages in Monthly Base Rent, together with Default Interest, and return any cash or Letter of Credit to Tenant. The non-prevailing party shall pay for the costs of the arbitrator.

                  (l) Landlord hereby consents to the acquisition of common shares of Tenant by Seneca Investments LLC ("Seneca") or its subsidiary, whether or not a change in control results therefrom. Notwithstanding any provision of
Article 10 of the Lease to the contrary, Tenant may assign the Lease or sublease the Premises or any portion thereof to any Affiliate without the consent of Landlord and without any right to Recapture or claim to excess rent by Landlord; provided that the use or proposed use of the Premises, or any portion thereof, by any such assignee or sublessee of Tenant may not violate Section 7.1 of the Lease. The term "Affiliate" in Section 1.3 of the Lease is modified to read as follows:

                  AFFILIATE: (i) Omnicom Group Inc. ("Omnicom"), Seneca Investments LLC ("Seneca"), or any corporation or other business entity which controls, is controlled by or is under common control with, Tenant, Omnicom or Seneca, or (ii) a successor to Tenant by merger, consolidation or reorganization, or (iii) an entity which acquires all or substantially all of the assets or stock of Tenant. For purposes of this paragraph, the term "control" shall include a 25% ownership interest.

                  (m) Upon request by Tenant, Landlord shall either sub-meter Tenant's Premises or install a monitoring device that effectively measures such utility consumption. The costs of installing a sub-meter or monitoring device shall be borne 50% by Landlord and 50% by Tenant; provided, however, that in no event shall Tenant be liable for an amount in excess of $2,500.00 in connection with such installation. Prior to the Execution Date, Tenant has been paying the electrical charges for the Premises directly to the utility provider and such electrical charges have not been included in Tenant's Additional Rent Deposit. From and after the Effective Date, Tenant shall no longer pay such electrical charges directly to the utility provider,

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but Tenant's Additional Rent Deposit shall be increased by the cost of electricity furnished to the Premises and Tenant's Share of electricity furnished to the Common Areas. If Landlord has not installed a sub-meter or monitoring device, such amounts shall be reasonably estimated by Landlord.

                  (n) Section 14.1 of the Lease is amended so that Landlord may terminate the Lease as therein provided only if Landlord simultaneously cancels all other leases in respect of the Building.

                  (o) Landlord shall, at Landlord's expense (without reimbursement as an Operating Expense or otherwise), construct a common area lobby on the ground floor of the Building upon the earlier of (i) the occupancy date of any tenant occupying all or any portion of the first floor of the Building or (ii) the date such construction is required by the City and County of San Francisco. At such time as Landlord leases all or any portion of the third floor of the Building to another tenant, Landlord shall, at Landlord's expense (without reimbursement as an Operating Expense or otherwise), install a tenant directory on the ground floor of the Building and make such additional modifications as may be reasonably required in connection with the Building becoming a multi-tenant building.

         5. Closing, Termination Fee, Etc.

                  (a) At the Closing (i) Landlord shall provide Tenant evidence that Lender has approved this Second Amendment and shall re-affirm to Tenant in writing the representation and warranty made by Landlord in Section 10(c) below,
(ii) the Existing Letter of Credit will be modified in accordance with Section 4(e) hereof, and (iii) Tenant shall pay a termination fee to Landlord consisting of the following (collectively, the "Termination Fee"): (1) $10,000,000.00 (the "$10,000,000.00 Payment") which will be paid as hereafter provided and will be applied for costs, expenses, damages, and losses including, without limitation, Reimbursement Costs as defined in Section 5(c) below; (2) a cash payment in the amount of $150,000.00 to reimburse Landlord for and/or pay Landlord's attorneys fees, consultant fees and fees and costs to the Lender in connection with the transactions contemplated by this Second Amendment, which will be paid at or prior to the Closing; and (3) a letter of credit in the amount of $1,600,000.00 (the "$1.6 million LC") issued by Silicon Valley Bank or a Qualified LC Issuer and which shall be in a form approved by Landlord and Lender to reimburse Landlord for and/or pay Landlord for any and all commissions incurred and to be incurred by Landlord in connection with the initial leasing of the Termination Space after the Effective Date or the sale of the Building, which will be delivered at or prior to the Closing and shall be payable upon Landlord's presentation of a certificate that it has incurred commissions in the requested amount. Notwithstanding the foregoing, at the Closing, in discharge of its obligation under Section 5(a)(iii)(1), Tenant will deliver to Landlord a letter of credit issued by a Qualified LC Issuer for the benefit of Landlord in the face amount of $10.0 million (the "Additional Letter of Credit"); the sole conditions applicable to Landlord's rights to draw under the Additional Letter of Credit will be (i) the presentation of the original copy of the Additional Letter of Credit to the issuer thereof for cancellation together with a draw request no earlier than January 2, 2002 or later than 90 days after the date of issuance of the Additional Letter of Credit and (ii) the re-affirmation of Landlord's representation and warranty in Section 10(c) below. As a condition to the draw down of any amounts under the $1.6 million LC, Landlord shall concurrently with each such draw

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down provide Tenant with a written certificate to the effect that: (i) Landlord, as Landlord, and _____________, as Tenant, have executed and delivered a binding lease for premises consisting of approximately _________ rentable square feet located on the ____ floor of the building located at 601 Townsend Street, San Francisco, California; the amount of the real estate commission then currently due and owing to ____________ [and ____________] in connection with said Lease is $__________ in accordance with the terms of a written agreement between Landlord and said real estate broker(s); and Landlord will utilize the amount drawn under the $1.6 million LC to pay said commission obligation(s); and/or
(ii) Landlord has sold the Building; the amount of the real estate commission then currently due and owing to ______________ [and __________] in connection with such sale is $__________ in accordance with the terms of a written agreement between Landlord and said real estate broker(s); and Landlord will utilize the amount drawn under the $1.6 million LC to pay said commission obligation(s). If Landlord shall not have drawn down the entire amount of the $1.6 million LC prior to its initial expiration date, Tenant shall cause the $1.6 million LC (as the same may have been reduced by previous draws by Landlord) to be renewed until the earlier of (A) Landlord's draw down of the entire amount of the $1.6 million LC in connection with payment of the commissions as provided above and (B) October 31, 2010. If the $1.6 million LC shall not be renewed as required above at least 30 days prior to its expiration date, such failure shall not constitute a default on the part of Tenant under the Lease, but in such event Landlord shall be entitled to draw down the remaining balance of the $1.6 million LC and place the same in an escrow account (the "Commission Escrow") with a title company mutually acceptable to Landlord and Tenant. Tenant shall pay all of the fees of the title company in connection with the Commission Escrow. As a condition to disbursement of any amounts from the Commission Escrow, Landlord shall concurrently with each disbursement request provide Tenant with a written certificate in the same form as required in connection with a draw under the $1.6 million LC. If any amount shall be remaining in the Commission Escrow upon the Expiration Date, the remaining balance, together with any accrued interest thereon, shall promptly be paid over to Tenant.

                  (b) In addition, pursuant to documentation reasonably requested by the Landlord, Tenant shall promptly assign all of its right, title and interest in and to that certain Indemnity Agreement between Tenant and Shockwave.com, Inc.

                  (c) Reimbursement Costs shall include, without limitation, (i) Tenant improvement costs equal to $25.00 per square foot previously paid by Landlord, of approximately $3,574,900.00; (ii) Building upgrade costs paid pursuant to Tenant requirements in the approximate amount of $3,537,392.00;
(iii) any other releasing expenses, including attorneys, consultants and additional commissions, costs of constructing the lobby on the first floor, and tenant improvement work for the Termination Space; and (iv) other sums payable on account of Landlord's Damages with respect to the Termination Space.

                  (d) In the event any covenant, assignment, payment of money, transfer of property rights or granting of any release or other benefit by Tenant, including, without limitation any portion of the Termination Fee, is fraudulent, preferential or otherwise voidable or recoverable in whole or in part for any reason whatsoever under the Bankruptcy Code or any other federal or state law (a "Voidable Transfer") and Landlord is required to repay or restore any such Voidable Transfer or the amount or value thereof, then all liability of Tenant under the Lease for all losses, damages, costs and expenses of Landlord in connection with the early

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termination shall automatically be revived, reinstated and restored and shall exist as if this Second Amendment had not been entered into except that the termination of Tenant's right to possession of, and obligations on and after November 1, 2001 in respect of, the Termination Space shall remain in full force and effect as of the Effective Date; provided, however, that in such event any amounts paid hereunder and still retained hereunder by Landlord will be applied in direct order of maturity against Tenant's obligations as so reinstated, with any excess to be paid over to Tenant as directed by court order or agreement between Landlord and Tenant.

                  (e) Although the amount of damages that Landlord would be entitled to receive with respect to the Termination Space pursuant to California Civil Code Section 1951.2 exceeds the Termination Fee to be paid by Tenant under this Second Amendment, Landlord agrees that payment of the Termination Fee hereunder satisfies in full all liability of Tenant with respect to Landlord Damages, and subject to Section 5(d) above, Landlord hereby releases Tenant from any and all liability for Landlord Damages in excess of the Termination Fee.

         6. Access System.

                  (a) On the Effective Date, Tenant hereby assigns, transfers, conveys and sets over unto Landlord, its successors and assigns, to have and to hold, all of Tenant's right, title and interest in and to the proximity card access system (including all software licenses and software programs received by Tenant for the operation of the system) for the Building, including entry and elevators (the "Access System"), together with all the rights and appurtenances thereto in anywise belonging to Tenant, including, without limitation, the Guarantee/Warranty executed by Allstate Alarm Co. on December 27, 2000 and DPR Construction, Inc. on December 12, 2000. Landlord shall use the Access System for the benefit of tenants in the Building, including Tenant, without additional charge, other than reasonable out-of-pocket expenses incurred by Landlord in connection with operation, maintenance and repair of the Access System. Landlord agrees to accept the Access System in its existing "as is" condition and Tenant makes no representations or warranties regarding the condition, operation, or effectiveness of the Access System.

                  (b) Tenant represents and warrants to Landlord that (i) Tenant owns and has exclusive rights in the Access System free and clear of any and all liens, claims, encumbrances, leases, assignments or security interests of any nature or type not released at or prior to the Closing, (ii) Tenant has the full right and authority to transfer the Access System and to consummate or cause to be consummated the transactions contemplated by this Second Amendment, (iii) the transfer of the Access System does not violate any agreements to which Tenant is a party as of the date of this Second Amendment and will not violate any agreements to which Tenant is a party as of the Effective Date and (iv) Tenant does not need the consent of any other person or entity to transfer the Access System not obtained prior to the date hereof. Tenant agrees to indemnify, defend and hold harmless Landlord with respect to any and all claims, demands, causes of action, damages, liabilities or obligations of whatever nature, whether in law or in equity, Landlord suffers as a result of any third-party claim as to any matter constituting a breach of any of the representations made in the preceding sentence.

         7. Prorations and Adjustments. Notwithstanding the foregoing, subject to the November 5th Agreement, Tenant shall be and remain responsible for all payments of Monthly

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Base Rent and Additional Rent prior to the Effective Date. Prior to the
Effective Date, Tenant shall continue to pay all other monetary obligations of Tenant, including, without limitation, amounts for utilities and for heating, ventilation and air conditioning which are separately metered to the Premises or provided beyond normal business hours as requested by and separately payable by Tenant, parking or towing charges separately payable by Tenant, or any other costs incurred or services requested by Tenant or provided directly for Tenant's benefit or use, as the same become due and payable under the Lease (collectively "Specific Charges"). After the Effective Date, Landlord shall have the right to deliver to Tenant Landlord's bill for Specific Charges and Tenant shall pay the same in accordance with the terms of the Lease.

         8. Removal of Tenant's Property and Tenant Work.

                  (a) Tenant shall within 30 calendar days of the Execution Date, remove all of its trade fixtures, furniture and other personal property from the third floor of the Building, and shall within 10 calendar days after the Execution Date (except as otherwise provided in this Section 8) remove all of the trade fixtures, furniture and other personal property of Tenant and Tenant's contractor from the first floor of the Building. The Termination Space shall be surrendered to Landlord in substantially the condition it is in on the Execution Date, subject to casualty damage; provided, however, that said deadline shall be extended for the period of time that Tenant is delayed by reason of fire, earthquake, terrorism or other reasons beyond Tenant's reasonable control (other than unavailability or lack of funds).

                  (b) Tenant shall within 60 calendar days of the Execution Date remove all of its cable and cable trays from the first floor of the Building; provided, however, that said deadline shall be extended for the period of time that Tenant is delayed by reason of fire, earthquake, terrorism or other reasons beyond Tenant's reasonable control (other than unavailability or lack of funds).

                  (c) Tenant shall within 60 calendar days of the Execution Date mitigate any sound and vibration to the first floor from the server room ("Tenant Work") to standards equal to a standard private office environment in accordance with Proposal of Charles M. Salter Associates, Inc. dated October 29, 2001, a copy of which has been delivered to Tenant; provided, however, that said deadline shall be extended for the period of time that Tenant is delayed by reason of fire, earthquake, terrorism or other reasons beyond Tenant's reasonable control (other than unavailability or lack of funds). If Tenant does not perform the Tenant Work in a timely manner, and such failure shall continue for 10 business days after Tenant's receipt of notice thereof from Landlord, Tenant shall not be deemed to be in default of this Second Amendment or the Lease, but in such event, as Landlord's sole remedy, Landlord may remove such property and perform such work at the cost and expense of Tenant. Notwithstanding the foregoing, it shall be a default under this Second Amendment and the Lease if Tenant does not pay for the cost of such work within 15 days after receipt of an invoice therefor.

         9. Surrender and Release.

                  (a) Subject to the performance by Tenant of its obligations hereunder, Landlord agrees to accept the surrender of the Termination Space as of the Effective Date and release and discharge Tenant from any and all obligations to be observed or performed by Tenant

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under the Lease with respect to the Termination Space arising from and after the
Effective Date and as to any obligations set forth in Section 3(c).

                  (b) As of the Effective Date, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, all of the estate and rights of Tenant in and to the Termination Space, and Tenant forever releases and discharges Landlord from any and all obligations to be observed or performed by Landlord under the Lease with respect to the Termination Space arising on or after the Effective Date and as to any obligations set forth in
Section 3 (c).

         10. Representations and Warranties. Tenant represents and warrants that
(a) Tenant is the rightful owner of all of the Tenant's interest in the Lease;
(b) Tenant has not made any disposition, assignment, sublease or conveyance of the Lease; (c) Tenant has no knowledge of any claim, demand, obligation, liability, action or cause of action arising out of or in connection with Tenant's occupancy of the Premises; (d) no other person or entity has an interest in the Lease, collateral or otherwise; (e) Tenant has received no notices of default with respect to Tenant's outstanding contracts for the supply of labor or material relating to the design or construction of the Termination Space and Tenant has paid any contractors in full for all work and materials furnished to the Premises; and (f) as of the date hereof, Tenant is not a debtor in any filing (whether voluntary or involuntary) under the United States Bankruptcy Code. Landlord represents and warrants to Tenant that (a) Landlord does not need the consent of any other person or entity to execute this Second Amendment; (b) this Second Amendment is a legal, valid and binding obligation enforceable in accordance with its terms; (c) as of the date hereof the Landlord is not a debtor in any filing (whether voluntary or involuntary) under the United States Bankruptcy Code; and (d) the Premises may be lawfully occupied as "office space".

         11. Brokerage. Each of Landlord and Tenant respectively agrees to indemnify and defend the other against and hold the other harmless from any claims of brokerage commissions arising out of any discussions or negotiations had or allegedly had by the other with any other broker or brokers in connection with this Second Amendment. Tenant shall be responsible for brokerage commissions, if any, claimed by CB Richard Ellis on account of this Second Amendment. The provisions of this Section shall survive the expiration or earlier termination of the Lease.

         12. Ratification of Lease; Force and Effect. Except and as so modified by this Second Amendment, the terms and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. Should any inconsistency arise between this Second Amendment and the Lease as to the specific matters that are the subject of this Second Amendment, the terms and conditions of this Second Amendment shall control. This Second Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

         13. Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Second Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Second Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.



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
         14. Agreement to Perform Necessary Acts. Each party agrees that upon demand therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Second Amendment or to evidence, perfect or otherwise effectuate the rights and remedies relating to this Second Amendment.

         15. Severability. If any provision of this Second Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Second Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

         16. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.

         17. Counterparts. This Second Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Agreement. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

         18. Attorneys' Fees; Costs of Dispute Resolution. Each party to this Second Amendment agrees to bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Second Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Second Amendment or the Lease as amended by this Second Amendment, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including without limitation court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding, including without limitation in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101, et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

         19. Headings; Recitals; Exhibits. The titles or headings of the various divisions or Sections hereof are solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Second Amendment. The recitals set forth at the beginning of this Second Amendment are true and correct and constitute a part of this Second Amendment as if they had been set forth as covenants herein. Any exhibits hereto which are referred to herein are a part of this Second Amendment.

         20. Entire Agreement; Amendment. The Lease, as amended by this Second Amendment, constitutes the entire agreement and understanding between the parties hereto and

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
shall supersede all prior and contemporaneous communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Lease as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto. Each party acknowledges that it has read this Second Amendment, fully understands all of this Second Amendment's terms and conditions and hereby executes this Second Amendment freely, voluntarily and with full knowledge of its significance. This Second Amendment is entered into by the undersigned parties freely and voluntarily and with and upon advice of counsel.

         21. Time of the Essence. Time is expressly of the essence of each provision of this Second Amendment.

         22. Binding Effect; Authority. On the terms and subject to the conditions hereof, this Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Second Amendment.

         23. Amendment of Non-Disturbance and Attornment Agreement. Landlord, Tenant and Lender are parties to that certain Non-Disturbance and Attornment Agreement dated as of December 17, 1999 (the "Non-Disturbance Agreement"). The parties hereby agree that notwithstanding anything to the contrary contained in the Non-Disturbance Agreement, any Purchaser (as defined in the Non-Disturbance Agreement) which acquires the interest of Landlord in the Premises shall return any security deposit delivered by Tenant, including, without limitation, the Existing Letter of Credit, as and to the extent required in accordance with the provisions of the Lease as amended by this Second Amendment and provided that such Purchaser shall have received such security deposit, including, without limitation, the Existing Letter of Credit.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment on the day and year first above written.

LANDLORD:                                   TENANT:

BAKER HAMILTON PROPERTIES, LLC,             ORGANIC, INC.,
a California limited liability company      a Delaware corporation

By:   /s/ RONALDO J. CIANCIARULO            By:  /s/ MARK D. KINGDON
      --------------------------                ------------------------
         Managing Member
                                            Its: Chief Executive Officer
                                                ------------------------



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